EXHIBIT 10.19

VOLUNTARY RESIGNATION AND RELEASE AGREEMENT

Between Hopson B. Nance

and

Vesta Insurance Group, Inc.

This Voluntary Resignation and Release Agreement (“this Agreement”) between Hopson B. Nance (“Nance”), his agents, attorneys, heirs, executors, administrators, and assigns (collectively referenced “Nance and his agents and assigns”), and Vesta Insurance Group, Inc. (“Company”), and its every parent, affiliate, and subsidiary, as well as each of the foregoing’s officers, agents, directors, attorneys, employees, servants, successors and assigns (collectively referenced “Vesta”) controls the terms of the voluntary resignation of Nance as the Chief Financial Officer of the Company, the termination of the Employment Agreement between Nance and the Company dated February 23, 2003 (“Employment Agreement”), and the parties’ respective rights and obligations after the execution of this Agreement.

1.	Consideration. As consideration for the release below and other obligations of Nance and his agents and assigns specified herein, upon execution of this Agreement, the Company agrees to provide Nance with a check payable to Nance in an amount of $275,000, less all applicable tax withholdings. In consideration of such obligations by the Company and the execution of this Agreement, Nance has executed this Agreement and has agreed to be bound by each of the terms hereof.

2.	Voluntary Resignation as CFO. Nance agrees to voluntarily resign as Chief Financial Officer of the Company upon the execution of this Agreement. Upon execution of this Agreement, the Employment Agreement is hereby cancelled and terminated in its entirety and shall have no further force or effect. Nance’s voluntary resignation shall not be considered to be a termination by the Company or termination by Nance for “Good Reason” under paragraph 4(c) of the Employment Agreement.

3.	Subsequent Employment Relationship. Upon execution of this Agreement, Nance will continue to be employed by the Company as Senior Vice President with duties and responsibilities as assigned to him by the Chief Executive Officer or the Chief Financial Officer of the Company. In exchange for the services rendered by Nance, Nance shall continue to receive his current salary, employee benefits, fringe benefits and perquisites until such time as his employment terminates. Upon termination of Nance’s employment, all restricted stock and stock options shall vest in the same manner as described in paragraph 4(c)(iv) of the Employee Agreement. Nance’s employment subsequent to the execution of this Agreement will be terminable at the will or option of the Company at any time without prior notice, but in any event will automatically terminate six months after the execution of this Agreement.

4.	Release. For and in consideration of the promises and obligations contained herein, the sufficiency of which is hereby acknowledged, Nance and his agents and assigns do hereby irrevocably and unconditionally waive, release, and discharge Vesta from any and all obligations, claims, actions, causes of action, demands, rights, damages, costs, assessments, penalties, fees, and all other expenses whatsoever (collectively “Claims”), arising from and under the Employment Agreement, and the employment relationship created thereby, including but not limited to paragraph 4(c) of the Employment Agreement relating to entitlements, benefits and compensation Nance were to receive in the event Nance is terminated by the Company in violation of the Employment Agreement or by Nance terminated his employment for Good Reason. Nance and his agents and assigns further release Vesta from any Claims arising under any federal or state law, or any other basis whatsoever, whether or not characterized as continuing violations. The only exceptions to the waiver and release of Vesta by Nance and his agents and assigns are: (i) Nance’s right to enforce this Agreement; (ii) any claims or rights arising out of events occurring after the date of the execution of this Agreement; and (iii) any right to indemnification pursuant to Section 7.5 of the Company’s Bylaws.

5.	Confidentiality. All parties to this Agreement represent and agree that they each will keep the terms of this Agreement completely confidential, and that they and each of them will not disclose any information concerning this Agreement to anyone. Notwithstanding the foregoing, the parties and their attorneys shall be entitled to disclose to their accountants, attorneys, and, to the extent necessary to federal tax authorities, the contents of this Agreement, provided, in the case of the accountants, that the person or persons obtaining the disclosure agree to keep the terms confidential as set forth herein and to be bound by this paragraph respecting any disclosure. The parties and their attorneys agree that if they or any one or more of them arc required to disclose other terms of this Agreement pursuant to subpoena or other court process, they will provide the opposing party and its attorneys with prompt notice so that the other party or parties may seek a protective order or other appropriate action to protect the confidentiality of this Agreement. In any such case, the parties and their attorneys will endeavor to furnish only the terms of this Agreement which are legally required to be furnished. The parties acknowledge that breach of the foregoing obligations of confidentiality will cause the other party to suffer irreparable harm, and that liquidated damages may be awarded against them for such breach.

6.	Non-disparagement. Both parties acknowledge that this Agreement is in no way an admission of liability or guilt of any kind on the part of either party, and that it cannot and shall not be used as evidence of such in any forum. The parties acknowledge that they each deny any unlawful conduct of any kind. Each party further agrees that a party will not disparage the other party by stating, suggesting or implying in any way to third parties that the other party acted in any manner unlawful.

Nothing in this Agreement prevents Nance and his agents and assigns or Vesta from disclosing information pursuant to subpoena or other court process. Nance and his agents and assigns and Vesta agree that if they or any one of them are required to disclose any information that may be considered disparaging about the other party, pursuant to subpoena or other court process, they will provide the other party with prompt notice so that the other party may seek a protective order or other appropriate action. In any such case, Nance and his agents and assigns and Vesta will endeavor lo furnish only the information that is legally required to be furnished.

Notwithstanding the foregoing, the parties agree that a press release relating to the voluntary resignation of Nance may be used without violating the terms of this Agreement. In addition, Vesta may make any other necessary public disclosure relating to Nance’s resignation as required by law, the New York Stock Exchange or other any agency having jurisdiction over such matters, as determined by the Company’s General Counsel in his sole discretion.

7.	Applicable Law. This Agreement is made and entered into in the State of Alabama and shall in all respects be interpreted, enforced, and governed under the laws applicable in Alabama. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

8.	Severability. Should any provision of this Agreement be declared or be determined by any court lo be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal and invalid part, term, or provision shall be deemed not to be a part of this Agreement.

9.	Acknowledgment. Nance represents and acknowledges that he was supplied with a copy of this Agreement, that he has carefully read it, that he fully understands its terms, that he has been advised hereby, and that he was represented by counsel at the time he executed this Agreement. Nance understands that this Agreement releases and waives claims and rights and has other important legal consequences.

10.	Complete Agreement. Nance declares and represents that no promise, inducement, or agreement not herein expressed has been made to him and that this Agreement contains the entire arrangement between Nance and Vesta, including, without limitation, the matters contemplated by this Agreement. Both parties represent that they arc duly authorized to enter into this Agreement in accordance with its terms.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF CLAIMS.

Dated this 30th day of November, 2005.

/s/ Hopson B. Nance
Hopson B. Nance

STATE OF ALABAMA JEFPERSON COUNTY	) )

I, the undersigned authority, a Notary Public in and for said state and county, hereby certify that Hopson B. Nance, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me on this date, that being informed of the contents of said instrument, he executed the same voluntarily, on the day same bears the date.

Given under my hand and official seal this the 30th day of November, 2005.

[ILLEGIBLE]
NOTARY PUBLIC
[SEAL]	My commission expires: May 18, 2008

Vesta Insurance Group, Inc.

	By:	[ILLEGIBLE]
	Its:	[ILLEGIBLE]

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